EXHIBIT 32.A
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the Annual Report on Form 10-K for the period ending December 31, 2005, of ANR Pipeline Company (the “Company”) as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Stephen C. Beasley, Chairman of the Board and President, certify (i) that the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and (ii) that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Stephen C. Beasley

Stephen C. Beasley
Chairman of the Board and President
(Principal Executive Officer)
ANR Pipeline Company

March 3, 2006

A signed original of this written statement required by Section 906 has been provided to ANR Pipeline Company and will be retained by ANR Pipeline Company and furnished to the Securities and Exchange Commission or its staff upon request.